The information in this preliminary prospectus supplement and the accompanying prospectus relates to an effective registration statement under the Securities Act of 1933, as amended, but the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

[FORM OF PROSPECTUS SUPPLEMENT TO BE USED IN CONJUNCTION WITH FUTURE
WARRANT OFFERINGS]1

SUBJECT TO COMPLETION, DATED            , 20

PRELIMINARY PROSPECTUS SUPPLEMENT
(to Prospectus dated [           ], 2013)

Warrants to Purchase Up to
[Type of Security]

GSV Capital Corp.

We are an externally managed non-diversified closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, or the “1940 Act.” Our investment objective is to maximize our portfolio’s total return, principally by seeking capital gains on our equity investments.

We are offering for sale warrants to purchase up to [type of security]. Each warrant entitles the holder to purchase [type of security].

The exercise price will be $[•] per warrant. The warrants will be exercisable beginning on [•], and will expire on [•], or earlier upon redemption.

Our common stock is listed on the NASDAQ Capital Market under the symbol “GSVC.” On [•], 2013, the last reported sales price on the NASDAQ Capital Market for our common stock was $[•]per share. We are required to determine the net asset value per share of our common stock on a quarterly basis. The net asset value per share of our common stock as of securities was $[•].

An investment in our warrants is subject to risks and involves a heightened risk of total loss of investment. As of [•], 2013, our shares traded at a significant premium to our net asset value per share, which premium may be reduced or eliminated if and when certain of our portfolio companies complete initial public offerings. In particular, shares of closed-end investment companies, including business development companies, such as our company, frequently trade at a discount to their net asset value. If our shares trade at a discount to our net asset value, it may increase the risk of loss for purchasers in this offering. As of [•], 2013, our net asset value was $[•] per share. Assuming a public offering price of $[•] per share, the last reported sales price for our common stock on the NASDAQ Capital Market on [•], 2013, purchasers in this offering will experience immediate and substantial dilution in net asset value of approximately $[•] per share based upon our net asset value per share as of [•], 2013. See “Dilution” for more information. In addition, the companies in which we invest are subject to special risks.

This prospectus supplement and the accompanying prospectus contain important information about us that a prospective investor should know before investing in our warrants. Please read this prospectus supplement and the accompanying prospectus before investing in our warrants and keep each for future reference. We are required to file annual, quartlerly, and current reports, proxy statements and other information with the Securities and Exchange Commission. This information will be available free of charge by contacting us at GSV Capital Corp., 2925 Woodside Road, Woodside, CA 94062, by telephone at (650) 235-4769, or on our website at http://www.gsvcap.com. Information contained on our website is not incorporated by referenced into this prospectus supplement or the accompanying prospectus, and you should not consider information contained on our website to be part of this prospectus supplement or the accompanying prospectus. The Securities and Exchange Commission also maintains a website at http://www.sec.gov that contains information about us.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Warrant		Total
Public Offering Price	$	[•]	$	[•]
Sales Load (Underwriting Discounts and Commissions)	$	[•]	$	[•]
Proceeds to GSV Capital Corp. (before expenses)	$	[•]	$	[•]

[In addition, the underwriters may purchase up to an additional warrants from us at the public offering price, less the underwriting discount, within days of the date of this prospectus supplement to cover overallotments. If the underwriters exercise this option in full, the total public offering price will be $[•], the total underwriting discount (sales load) paid by us will be $[•], and total proceeds, before expenses, will be $[•].]

The underwriters expect to deliver the warrants on or about [•].

Prospectus Supplement dated [•], 2013.

[1]	In addition to the sections outlined in this form of prospectus supplement, each prospectus supplement actually used in connection with an offering conducted pursuant to the registration statement to which this form of prospectus supplement is attached will be updated to include such other information as may then be required to be disclosed therein pursuant to applicable law or regulation as in effect as of the date of each such prospectus supplement, including, without limitation, information particular to the terms of each security offered thereby and any related risk factors or tax considerations pertaining thereto. This form of prospectus supplement is intended only to provide a rough approximation of the nature and type of disclosure that may appear in any actual prospectus supplement used for the purposes of offering securities pursuant to the registration statement to which this form of prospectus supplement is attached, and is not intended to and does not contain all of the information that would appear is any such actual prospectus supplement, and should not be used or relied upon in connection with any offer or sale of securities.

PROSPECTUS SUPPLEMENT

PROSPECTUS

Page
Summary
Fees and Expenses
Selected Financial and Other Data
Selected Quarterly Financial Data
Risk Factors
Forward-Looking Statements and Projections
Use of Proceeds
Price Range of Common Stock and Distributions
Management’s Discussion and Analysis of Financial Condition and Results of Operations
Business
Portfolio Companies
Management
Portfolio Management
Investment Advisory Agreement
Administration Agreement
License Agreement
Related Party Transactions and Certain Relationships
Control Persons and Principal Stockholders
Regulation as a Business Development Company
Determination of Net Asset Value
Dividend Reinvestment Plan
Material U.S. Federal Income Tax Considerations
Description of Our Securities
Description of Our Capital Stock
Description of Our Preferred Stock
Description of Our Subscription Rights
Description of Our Debt Securities
Description of Our Warrants
Plan of Distribution
Custodian, Transfer and Distribution Paying Agent and Registrar

i

Page
Brokerage Allocation and Other Practices
Legal Matters
Independent Registered Public Accounting Firm
Available Information
Privacy Notice
Index to Financial Statements

ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the terms of this offering of warrants and also adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information and disclosure. To the extent the information contained in this prospectus supplement differs from or is additional to the information contained in the accompanying prospectus, you should rely only on the information contained in this prospectus supplement. Please carefully read this prospectus supplement and the accompanying prospectus together with the additional information described under the headings “Where You Can Find Additional Information” and “Risk Factors” included in this prospectus supplement and in the accompanying prospectus, respectively, before investing in our warrants.

You should rely on the information contained in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any dealer, salesman or other person to provide you with different information or to make representations as to matters not stated in this prospectus supplement or the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of any offer to buy any security other than the registered securities to which they relate, nor do they constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction or to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the respective front cover of this prospectus supplement and the accompanying prospectus. We will amend or supplement this prospectus supplement and the accompanying prospectus in the event of any material change to the information contained herein during the distribution period.

SUMMARY

The following summary contains basic information about the offering of our warrants pursuant to this prospectus supplement and the accompanying prospectus. It is not complete and may not contain all the information that is important to you. For a more complete understanding of our warrants pursuant to this prospectus supplement, we encourage you to read this entire prospectus supplement and the accompanying prospectus, and the documents to which we have referred in this prospectus supplement and the accompanying prospectus. Together, these documents describe the specific terms of the warrants we are offering. You should carefully read the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements included in the accompanying prospectus and any updates or additions to those sections included in this prospectus supplement.

Except where the context suggests otherwise, the terms “we,” “us,” “our” and “GSV Capital” refer to GSV Capital Corp. In addition, the terms “GSV Asset Management” or “investment adviser” refer to GSV Asset Management, LLC, and “GSV Capital Service Company” or the “administrator” refer to GSV Capital Service Company, LLC.

Overview

We are an externally managed non-diversified closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, or the “1940 Act.” Our investment objective is to maximize our portfolio’s total return, principally by seeking capital gains on our equity investments. We invest principally in the equity securities of rapidly growing venture capital-backed emerging companies. We may also invest on an opportunistic basis in select publicly-traded equity securities of rapidly growing companies that otherwise meet our investment criteria. In addition, while we invest primarily in U.S. companies, we may invest on an opportunistic basis in certain non-U.S. companies that otherwise meet our investment criteria, although in no event will the aggregate value of our non-U.S. investments exceed 30% of the aggregate value of our total investment portfolio. We acquire our investments through secondary marketplaces for private companies, negotiations with selling stockholders and direct investments with prospective portfolio companies. Our investment activities are managed by GSV Asset Management, LLC. GSV Capital Service Company, LLC provides the administrative services necessary for us to operate. Although we may elect to be taxed as a Regulated Investment Company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”) for the 2013 taxable year, we are currently taxed as a regular corporation (“a C Corporation”) under the Code.

Our investment philosophy is premised on a disciplined approach of identifying potentially high-growth emerging companies across several key industry themes which may include, among others, social mobile, cloud computing and big data, internet commerce, sustainability and education technology. Our investment adviser’s investment decisions are based on a disciplined analysis of available information regarding each potential portfolio company’s business operations, focusing on the company’s growth potential, the quality of recurring revenues and cash flow and cost structures, as well as an understanding of key market fundamentals. Venture capital funds or other financial or strategic sponsors have invested in the vast majority of the companies that our investment adviser evaluates.

We seek to deploy capital primarily in the form of non-controlling equity and equity-related investments, including common stock, warrants, preferred stock and similar forms of senior equity, which may or may not be convertible into a portfolio company’s common equity, and convertible debt securities with a significant equity component.

Risk of Loss of Premium to Investors in this Offering

The current significant premium at which our shares trade relative to our net asset value per share may be attributable to a number of factors, including Twitter Inc’s initial public offering, a positive outlook by investors on other existing portfolio companies and positive trading on companies in our portfolio which have gone public. Such a significant premium may not be sustainable in the future if and when companies in our portfolio, particularly if the public perception of the prospects of such companies are adversely affected, and if overall market conditions or investor sentiment declines. This will enhance the risk that the price of your shares in our company will decline.

[Estimated Net Asset Value

Our [•], 2013 unaudited net asset value per share is estimated to be between $[•]and $[•]. On [•], 2013, our valuation committee reviewed and made a determination with respect to the recommended fair value of our portfolio assets as of [•], 2013 in accordance with our valuation policy. Our [•], 2013 net asset value estimate is based on our valuation committee’s recommendation of the fair value of our portfolio investments as well as other factors, including expected operating expenses. We have provided an estimate of our [•], 2013 net asset value per share because our board of directors has not yet determined our actual net asset value as of [•], 2013. The estimated [decrease/increase] in net asset value per share from [•], 2013 to [•], 2013 is primarily due to [    ]. Our actual net asset value for [•], 2013 will be subject to the final determination by our board of directors. See “Determination of Net Asset Value” and “Risk Factors — Because our investments are generally not in publicly traded securities, there will be uncertainty regarding the value of our portfolio investments.”]2

Current Portfolio

We have limited information about the financial performance and profitability of our portfolio companies. While according to public filings with the SEC, certain of our portfolio companies have earned net income in recent periods, we believe that many of our portfolio companies are currently experiencing operating losses. There can be no assurance when or if such companies will operate at a profit. In addition, our current portfolio company investments are also concentrated in a limited number of companies. As of [•], 2013, over half of our portfolio company investments were comprised of investments in ten companies.

As of [•], 2013, we have completed investments in the companies identified below. For those investments held as of [•], 2013, amounts include transaction fees and costs. For those investments acquired subsequent to [•], 2013, amounts are exclusive of transaction fees and costs as those have not yet been finally determined. Fair value was determined in good faith by our board of directors as of [•], 2013 for those investments held as of [•], 2013. For those investments acquired subsequent to [•], 2013, our board of directors has not yet determined their fair value and such investments are included at purchase cost on the acquisition date exclusive of transaction fees and costs.

[2]	This disclosure may be included to the extent that an offering is conducted following the end of a fiscal quarter, for which we have not made a final determination of net asset value, if and to the extent we have sufficient information available to reliably estimate net asset value for such quarter.

[TABLE AND FOOTNOTES TO BE UPDATED]

Investment(1)	Cost(2)	Fair Value(3)	Source(s)	Description

(1)

(2)

(3)

(4)

(5)

(6)

(7)

(8)

(9)

(10)

Summary Risk Factors

The value of our assets, as well as the market price of our securities, will fluctuate. Our investments may be risky, and you may lose all or part of your investment in us. Investing in our securities involves other risks, including those discussed under the caption “Risk Factors” beginning on page [•] of this prospectus supplement and page [•] of the accompanying prospectus. In addition, the other information included in this prospectus supplement and the accompanying prospectus contains a discussion of factors you should carefully consider before deciding to invest in our securities. Some of these risks include:

•	Our investments in the rapidly growing venture capital backed emerging companies that we are targeting may be extremely risky and we could lose all or part of our investments;
•	Because our investments are generally not in publicly traded securities, there will be uncertainty regarding the value of our portfolio investments;
•	We may not realize gains from our equity investments and, because certain of our portfolio companies may incur substantial debt to finance their operations, we may experience a complete loss on our equity investment in the event of a bankruptcy or liquidation of any of our portfolio companies;
•	Most of our portfolio companies are currently experiencing operating losses, which may be substantial, and there can be no assurance when or if such companies will operate at a profit;
•	The lack of liquidity in, and potentially extended duration of, many of our investments may adversely affect our business and will delay any distributions of gains, if any;
•	Our portfolio may be concentrated in a limited number of portfolio companies or market sectors, which will subject us to a risk of significant loss if the business or market position of these companies deteriorates or market sectors experience a market downturn;
•	Technology-related sectors in which we invest are subject to many risks, including volatility, intense competition, decreasing life cycles, product obsolescence, changing consumer preferences and periodic downturns;
•	We may be limited in our ability to make follow-on investments, for a number of reasons, including financial or regulatory restrictions, and our failure to make follow-on investments in our portfolio companies could impair the value of our portfolio;
•	We have only a limited operating history;
•	Our inability to maintain our status as a business development company;

•	We are dependent upon GSV Asset Management’s senior investment personnel for our future success;
•	We may experience fluctuations in our quarterly results and we may be unable to replicate past investment opportunities or make the types of investments we have made to date in future periods;
•	Risk associated with transacting on secondary marketplaces, including the limited availability and reliability of information relating to prospective investments and legal and regulatory risks;
•	We operate in a highly competitive market for direct equity investment opportunities;
•	We will generally make non-controlling investments and are subject to the risks that other significant shareholders may have interests that differ from those of the portfolio company or minority investors;
•	There are significant potential conflicts of interest, which could impact our investment returns and limit the flexibility of our investment policies;
•	Regulations governing our operation as a business development company affect our ability to and the way in which we raise additional capital, which may expose us to risks;
•	We were taxable as a C corporation during the 2012 taxable year. We will be subject to corporate-level income tax if we are profitable and we are unable to qualify as a RIC, which we have been unable to do for the 2013 taxable year. Unless the SEC certifies us as being principally engaged in the furnishing of capital to certain types of developmental corporations, we will not qualify as a RIC for the 2013 taxable year, which could have a material adverse effect on our financial performance. There can be no assurance that we will qualify as a RIC in the 2013 taxable year or in any subsequent taxable year;
•	Our common stock price may be volatile and may decrease substantially;
•	Our common stock has recently traded, and may in the future trade, at premiums that may prove to be unsustainable or at discounts from net asset value; and
•	There is a risk that you may not receive dividends or that our dividends may not grow over time, particularly since we invest primarily in securities that do not produce current income. As of the date of this filing, all sales of the Company’s investments have, in the aggregate, generated a net realized loss.
•	If you exercise your warrants, you may be unable to sell any [type of security] you purchase at a profit; and
•	The exercise price is not necessarily an indication of our value.

[Insert other risk factors applicable to the warrants.]

Our Corporate Information

Our offices are located at 2925 Woodside Road, Woodside, CA 94062, and our telephone number is (650) 235-4769.

THE OFFERING

This prospectus supplement sets forth certain terms of our warrants that we are offering pursuant to this prospectus supplement and supplements the accompanying prospectus that is attached to the back of this prospectus supplement. This section outlines the specific legal and financial terms of our warrants. You should read this section together with the more general description of our warrants in this prospectus supplement under the heading “Description of Our Warrants” and in the accompanying prospectus under the heading “Description of Our Warrants” before investing in our warrants. Capitalized terms used in this prospectus supplement and not otherwise defined shall have the meanings ascribed to them in the accompanying prospectus.

Warrants Offered by Us
[ ], excluding warrants issuable pursuant to the over-allotment option granted to the underwriters.
Warrants Outstanding After this Offering
[ ], excluding warrants issuable pursuant to the over-allotment option granted to the underwriters.
Exercisability
Each warrant is exercisable for [number] [type of security].
Exercise Price
$[ ]
Exercise Period
The warrants will be exercisable beginning on [ ] and will expire on [ ], or earlier upon redemption. However, the warrants will only be exercisable if a registration statement relating to the [type of security] issuable upon exercise of the warrants is effective and current. We have agreed to use our best efforts to have an effective registration statement cover the [type of security] issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to such [type of security] until the warrants expire or are redeemed.
Redemption
At any time while the warrants are exercisable, we may redeem the outstanding warrants:
• in whole and not in part;
• at a price of $[•] per warrant;
• upon a minimum of [•] days’ prior written notice of redemption; and

•

if, and only if, the last sales price of our common stock equals or exceeds $[•] per share for any trading days within a trading day period ending business days before we send the notice of redemption; provided that we have an effective registration statement under the Securities Act of 1933, as amended, or the Securities Act, covering the [type of security] issuable upon exercise of the warrants and a current prospectus relating to them is available on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants.

Use of Proceeds
We intend to use the net proceeds from this offering for general corporate purposes, which may include investing in new portfolio companies in accordance with our investment objective and strategies described in this prospectus, the repayment of outstanding indebtedness, acquisitions and for other general working capital purposes. Pending these uses, we will invest such net proceeds primarily in cash, cash equivalents, and U.S. government securities or other high-quality debt investments that mature in one year or less consistent with our business development company election and our election to be taxed as a RIC, at yields significantly below those we expect to earn on our other portfolio investments. The management fee payable by us to our investment adviser will not be reduced while our assets are invested in these temporary investments. See “Use of Proceeds.”

RISK FACTORS

Before you invest in our warrants, you should be aware of various risks, including those described below and under the section entitled “Risk Factors” beginning on page [•] of the accompanying prospectus. You should carefully consider these risk factors, together with all of the other information included in this prospectus supplement and the accompanying prospectus, before you decide whether to make an investment in our warrants. The risks set out below and in the accompanying prospectus are not the only risks we face. If any of the adverse events or conditions described below or in the accompanying prospectus occur, our business, financial condition and results of operations could be materially adversely affected. In such case, our net asset value could decline, and you may lose all or part of your investment.

Risks Related to this Offering and Our Common Stock

Our common stock price may be volatile and may decrease substantially.

The trading price of our common stock may fluctuate substantially. The price of the common stock that will prevail in the market after this offering may be higher or lower than the price you pay, depending on many factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include, but are not limited to, the following:

•	price and volume fluctuations in the overall stock market from time to time;
•	investor demand for our shares;
•	significant volatility in the market price and trading volume of securities of regulated investment companies, business development companies or other financial services companies;
•	changes in regulatory policies or tax guidelines with respect to regulated investment companies or business development companies;
•	failure to qualify as a RIC for a particular taxable year, or the loss of RIC status;
•	actual or anticipated changes in our earnings or fluctuations in our operating results or changes in the expectations of securities analysts;
•	general economic conditions and trends;
•	fluctuations in the valuation of our portfolio investments;
•	operating performance of companies comparable to us;
•	market sentiment against technology-related companies; and
•	departures of any of the senior investment professionals or Advisory Board members of GSV Asset Management.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Due to the potential volatility of our stock price, we may therefore be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources from our business.

[If you exercise your warrants, you may be unable to sell any [type of security] you purchase at a profit.

The public trading market price of our [type of security] may decline after you elect to exercise your warrants. If that occurs, you will have committed to buy [type of security] at a price above the prevailing market price and you will have an immediate unrealized loss. Moreover, we cannot assure you that following the exercise of warrants you will be able to sell your [type of security] at a price equal to or greater than the exercise price.

The exercise price is not necessarily an indication of our value.

The exercise price of the warrants does not necessarily bear any relationship to any established criteria for valuation of business development companies. You should not consider the exercise price an indication of our value or any assurance of future value. After the date of this prospectus supplement, our [type of security] may trade at prices above or below the subscription price.]

[Insert any additional relevant risk factors not included in the base prospectus to the extent required to be disclosed by applicable law or regulation.]

FEES AND EXPENSES

The following table is intended to assist you in understanding the costs and expenses that you will bear directly or indirectly. The percentages included in the table reflect our net assets as of [•], 2013, as adjusted to reflect completion of this offering. We caution you that some of the percentages indicated in the table below are estimates and may vary. Except where the context suggests otherwise, whenever this prospectus supplement and the accompanying prospectus contains a reference to fees or expenses paid by “us” or “GSV Capital,” or that “we” will pay fees or expenses, you will indirectly bear such fees or expenses as an investor in GSV Capital Corp.

Stockholder transaction expenses:
Sales load (as a percentage of offering price)	% (1)
Offering expenses borne by common stockholders (as a percentage of offering price)	%(2)
Dividend reinvestment plan expenses	None
Total stockholder transaction expenses (as a percentage of offering price)%
Annual expenses (as a percentage of net assets attributable to common stock)(8):
Base management fee	% (3)
Incentive fees payable under our investment advisory agreement (20%)	% (4)
Interest payments on borrowed funds	% (5)
Other expenses (estimated)	% (6)
Acquired fund fees and expenses	% (7)
Total annual expenses (estimated)%

EXAMPLE

The following example demonstrates the projected dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed that our annual operating expenses would remain at the levels set forth in the table above. See Note 5 below for additional information regarding certain assumptions regarding our level of leverage subsequent to this offering.

	1 Year		3 Years		5 Years		10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return	$	[•]	$	[•]	$	[•]	$	[•]

The example and the expenses in the tables above should not be considered a representation of our future expenses, and actual expenses may be greater or less than those shown. While the example assumes, as required by the SEC, a 5.0% annual return, our performance will vary and may result in a return greater or less than 5.0%. As the incentive fee under the Investment Advisory Agreement is payable only on realized capital gains, this illustration assumes that the entire 5.0% annual return is in the form of realized capital gains (computed net of all realized capital losses and unrealized capital depreciation) in each of the indicated time periods, and that we will be required to pay an incentive fee on the full amount of the annual return. If we achieve a greater realization of realized capital gains than the assumed 5.0% annual return, our expenses and returns to our investors would be higher. In addition, the example assumes inclusion of the sales load of [•]%. Also, while the example assumes reinvestment of all dividends at net asset value, participants in our dividend reinvestment plan will receive a number of shares of our common stock, determined by dividing the total dollar amount of the dividend payable to a participant by the market price per share of our common stock at the close of trading on the dividend payment date, which may be at, above or below net asset value. See “Dividend Reinvestment Plan” in the accompanying prospectus for additional information regarding our dividend reinvestment plan.

(1)	The underwriting discounts and commissions with respect to shares sold in this offering, which is a one-time fee, is the only sales load paid in connection with this offering.
(2)	Amount reflects estimated offering expenses of approximately $[•].

(3)	Reflects our base management fee as a percentage of our net assets. Our base management fee under the Investment Advisory Agreement is based on our gross assets, which is defined as all the assets of GSV Capital, including those acquired using borrowings for investment purposes. See “Investment Advisory Agreement.” As a result, although we do not currently have any specific plans to use leverage, to the extent we elect to utilize leverage in the future, our base management fee as a percentage of our net assets would increase.
(4)	Based on our current business plan, we do not expect to invest fully the net proceeds from this offering for up to six to 12 months and, based on the current unrealized appreciation versus unrealized depreciation on our portfolio investments, we expect that we will likely not have sufficient realized capital gains, taken together with any net unrealized capital appreciation, during our first year of operations after completion of this offering in order to pay or accrue any incentive fees in the first year after completion of this offering. The incentive fee is determined and payable in arrears as of the end of each calendar year (or upon termination of the Investment Advisory Agreement, as of the termination date), commencing on December 31, 2011, and will equal the lesser of (i) 20% of our realized capital gains during such calendar year, if any, calculated on an investment-by-investment basis, subject to a non-compounded preferred return, or “hurdle,” and a “catch-up” feature, and (ii) 20% of our realized capital gains, if any, on a cumulative basis from inception through the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fees. For a more detailed discussion of the calculation of this fee, see “Investment Advisory Agreement.” For accounting purposes, in order to reflect the theoretical capital gains incentive fee that would be payable for a given period as if all unrealized gains were realized, we are required to accrue a capital gains incentive fee based upon realized capital gains and losses during the current calendar year through the end of the period, plus any unrealized capital appreciation and depreciation as of the end of the period. It should be noted that a fee so calculated and accrued would not necessarily be payable under the Investment Advisory Agreement, and may never be paid based upon the computation of capital gains incentive fees in subsequent periods. Amounts paid under the Investment Advisory Agreement will be consistent with the formula reflected in the Investment Advisory Agreement.
(5)	We are exposed to the risks of leverage, which may be considered a speculative investment technique. The use of leverage magnifies the potential for gain and loss on amounts invested and therefore increases the risks associated with investing in our securities. In addition, the costs associated with our borrowings, including any increase in the management fee payable to our investment adviser, GSV Asset Management, are borne by our common stockholders. For purposes of this section, we have assumed that we have $69 million of outstanding borrowings at an annual interest rate of 5.25%, which reflects our oustanding convertible senior notes as of September 30, 2013, and we assume that we issue $25 million of debt with an interest rate equal to 8.0% per annum.
(6)	“Other expenses” ($[•] million) are based upon estimates for the 12 months following completion of this offering. Due to the volatility of loss on fair value adjustment for the embedded derivative, we excluded it from the other expenses calculation as it does not accurately reflect the operating expenses of the Company.
(7)	Amount reflects our estimated expenses for the 12 months following completion of this offering relating to the temporary investment of proceeds from this offering in money market funds pending our investment of such proceeds in portfolio companies in accordance with our investment objective and strategies described in this prospectus.
(8)	Net assets attributable to common stock, (as used to calculate the annual expense ratios) reflect our September 30, 2013 net asset value adjusted for the impact of the Senior Convertible Notes issuance and assumed future common stock offerings. Assumed common stock offerings, for purposes of this calculation, are $50 million each, occurring, respectively, on November 30, 2013; February 28, 2014; May 31, 2014; August 31, 2014.

DILUTION [IF APPLICABLE]

The potential dilution to investors in this offering is represented by the amount by which the offering price per share exceeds our net asset value per share after the completion of this offering. Net asset value per share is determined by dividing our net asset value, which is our total assets less total liabilities, by the number of outstanding shares.

As of [•], 2013 our net asset value was $[•], or $[•] per share. After giving effect to the sale of [•] shares of our common stock in this offering (assuming no exercise by the underwriters of their over-allotment option) at an assumed public offering price of $[•] per share, and after deducting estimated underwriting discounts and commissions of approximately $[•] and estimated offering expenses of approximately $[•] payable by us, our adjusted net asset value is expected to be approximately $[•], or $[•] per share, representing an immediate and substantial dilution of approximately $[•] per share to investors in this offering.

The following table illustrates the dilution on a per share basis, taking into account the assumptions set forth above:

Offering price per share	$	[•]
[•], 2013 net asset value per share before this offering	$	[•]
Increase per share attributable to investors in this offering	$	[•]
As adjusted net asset value per share immediately after this offering	$	[•]
Dilution per share attributable to investors in this offering	$	[•]

[In addition, at an assumed public offering price of $[•] per share, purchasers in this offering will experience immediate and substantial dilution in net asset value of approximately $[•] per share based upon the low point of our unaudited estimated net asset value per share range as of [•], 2013.]

FORWARD-LOOKING STATEMENTS AND PROJECTIONS

This prospectus supplement and the accompanying prospectus contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about GSV Capital, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements.

The forward-looking statements contained in this prospectus supplement and the accompanying prospectus involve risks and uncertainties, including statements as to:

•	our future operating results;
•	our business prospects and the prospects of our portfolio companies;
•	the impact of investments that we expect to make;
•	our contractual arrangements and relationships with third parties;
•	the dependence of our future success on the general economy and its impact on the industries in which we invest;
•	the ability of our portfolio companies to achieve their objectives;
•	our expected financings and investments;
•	the adequacy of our cash resources and working capital; and
•	the timing of cash flows, if any, from the operations of our portfolio companies.

These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:

•	an economic downturn could impair our portfolio companies’ ability to continue to operate, which could lead to the loss of some or all of our equity investments in such portfolio companies,
•	an economic downturn could disproportionately impact the market sectors in which a significant portion of our portfolio is concentrated, causing us to suffer losses in our portfolio,
•	an inability to access the equity markets could impair our investment activities,
•	interest rate volatility could adversely affect our results, particularly if we opt to use leverage as part of our investment strategy, and
•	the risks, uncertainties and other factors we identify in “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus supplement or the accompanying prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in the section entitled “Risk Factors” beginning on page [•] of the accompanying prospectus and elsewhere in this prospectus supplement. You should not place undue reliance on these forward-looking statements, which apply only as of the dates of this prospectus supplement and the accompanying prospectus, respectively. The forward-looking statements and projections contained in this prospectus supplement and the accompanying prospectus are excluded from the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, or the “Securities Act.” In addition, the forward-looking statements and projections contained in any reports we may file subsequent to completion of this offering under the Exchange Act will be excluded from the safe harbor protection provided by Section 21E of the Exchange Act.

DESCRIPTION OF OUR WARRANTS

[No] warrants are currently outstanding. Once issued, each warrant will entitle the registered holder to purchase [one] share of [type of security] at a price of $[•] per [security], subject to adjustment as discussed below, at any time commencing [    ].

The warrants will be exercisable beginning on            , and will expire on            , or earlier upon redemption. However, the warrants will be exercisable only if a registration statement relating to the [type of security] issuable upon exercise of the warrants is effective and current. We have agreed to use our best efforts to have an effective registration statement covering [type of security] issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to such [type of security] until the warrants expire or are redeemed.

At any time while the warrants are exercisable, we may redeem the outstanding warrants:

•	in whole and not in part;
•	at a price of $[•] per warrant;
•	upon not less than days’ prior written notice of redemption to each warrant holder; and
•	if, and only if, the reported last sale price of the [type of security] equals or exceeds $[•] per [type of security], for any trading days within a trading day period ending on the business day prior to the notice of redemption to warrant holders, provided that we have an effective registration statement under the Securities Act covering the [type of security] issuable upon exercise of the warrants and a current prospectus relating to them is available on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants.

We have established the above conditions to our exercise of redemption rights with the intent of:

•	providing warrant holders with adequate notice of redemption, and allowing them to exercise their warrants prior to redemption at a time when there is a reasonable premium to the warrant exercise price; and
•	providing a sufficient differential between the then prevailing [type of security] price and the warrant exercise price so there is a buffer to absorb any negative market reaction to our redemption of the warrants.

The right to exercise will be forfeited unless they are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The warrants will be issued in registered form under a warrant agreement between     , as warrant agent, and us.

[You should review a copy of the warrant agreement for a complete description of the terms and conditions applicable to the warrants.]

The exercise price and number of [type of security] issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. [However, the exercise price and number of [type of security] issuable upon exercise of the warrants will not be adjusted for issuances of [type of security] at a price below the warrant exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of [type of security] or any voting rights until they exercise their warrants and receive [type of security]. After the issuance of [type of security] upon exercise of the warrants, each holder will be entitled to one vote for each [type of security] held of record on all matters to be voted on by [security holder].

No warrants will be exercisable and we will not be obligated to issue [type of security] unless at the time a holder seeks to exercise such warrant, a registration statement relating to the [type of security] issuable upon exercise of the warrants is effective and current and the [type of security] has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the [type of security] issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the [type of security] issuable upon the exercise of the warrants is not current or if the [type of security] is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional [type of security] will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a [type of security], we will, upon exercise, round up or down to the nearest whole number the number of [type of security] to be issued to the warrant holder.

We are not generally able to issue and sell our common stock, or warrants to purchase common stock, at a price below our net asset value per share unless we have stockholder approval.

USE OF PROCEEDS

The net proceeds from our sale of our warrants in this offering are estimated to be approximately $[•], or $[•] if the underwriters’ option to purchase additional warrants is exercised in full, after deducting underwriting discounts and/or commissions and estimated offering expenses payable by us. Any additional proceeds to us resulting from an increase in the number of warrants offered pursuant to this prospectus supplement will be used by us as described below.

We intend to use the net proceeds from the sale of our securities pursuant to this prospectus for general corporate purposes, which may include investing in new portfolio companies in accordance with our investment objective and strategies described in this prospectus, the repayment of outstanding indebtedness, acquisitions and for other general working capital purposes.

We estimate that it will take [•] to [•] months for us to substantially invest the net proceeds of this offering, depending on the availability of attractive opportunities and market conditions. However, we can offer no assurance that we will be able to achieve this goal.

Pending these uses, we will invest such net proceeds primarily in cash, cash equivalents, and U.S. government securities or other high-quality debt investments that mature in one year or less consistent with our business development company election and our election to be taxed as a RIC, at yields significantly below those we expect to earn on our other portfolio investments. The management fee payable by us to our investment adviser may not be reduced while our assets are invested in these temporary investments.

UNDERWRITING

[    ] is acting as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the number of warrants set forth opposite the underwriter’s name.

Underwriter	Number of Warrants

Total

The underwriting agreement provides that the obligations of the underwriters to purchase the warrants included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the warrants (other than those covered by the overallotment option described below) if they purchase any of the warrants.

The underwriters propose to offer some of the warrants directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the warrants to dealers at the public offering price less a concession not to exceed $[•] per share. The underwriting discount of $[•] per warrant is equal to [•]% of the initial offering price. If all of the warrants are not sold at the initial offering price, the representative may change the public offering price and other selling terms. The representative has advised us that the underwriters do not intend to confirm any sales to any accounts over which they exercise discretionary authority.

The underwriters hold an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional [•] warrants at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering overallotments, if any, in connection with this offering. To the extent such option is exercised, each underwriter must purchase a number of additional warrants approximately proportionate to that underwriter’s initial purchase commitment.

We, along with each of our directors and officers, have agreed that we will not, without the prior written consent of [•], on behalf of the underwriters, offer, pledge, sell, contract to sell or otherwise dispose of or agree to sell or otherwise dispose of, directly or indirectly or hedge [type of security] or securities convertible into or exchangeable for [type of security] for a period of [•] days from the date of this prospectus supplement (the “Lock-up Period”), [provided, however, that we may issue and sell shares pursuant to our dividend reinvestment plan.] [    ] in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

The Lock-up Period in the preceding paragraph will be extended if (i) during the last 17 days of the Lock-up Period we issue an earnings release or material news or a material event relating to Full Circle Capital occurs or (ii) prior to the expiration of the Lock-up Period, we announce that we will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, in which case the restrictions described in the preceding sentence will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event.

The following table shows the underwriting discounts to be paid to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional warrants. This offering will conform with the requirements set forth in Financial Industry Regulatory Authority Rule 2310. The sum of all compensation to the underwriters in connection with this offering of warrants, including the underwriting discount, will not exceed 10% of the total public offering price of the warrants sold in this offering.

	No Exercise	Full Exercise
Per Common Share	$	$
Total	$	$

Full Circle Capital and our investment adviser have each agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Certain underwriters may make a market in the warrants. No underwriter is, however, obligated to conduct market-making activities and any such activities may be discontinued at any time without notice, at the sole discretion of the underwriter. No assurance can be given as to the liquidity of, or the trading market for, the warrants as a result of any market-making activities undertaken by any underwriter. This prospectus supplement is to be used by any underwriter in connection with the offering and, during the period in which a prospectus supplement must be delivered, with offers and sales of the warrants in market-making transactions in the over-the-counter market at negotiated prices related to prevailing market prices at the time of the sale.

In connection with the offering, [    ], on behalf of the underwriters, may purchase and sell warrants in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of warrants in excess of the number of warrants to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of warrants made in an amount up to the number of warrants represented by the underwriters’ overallotment option. In determining the source of warrants to close out the covered syndicate short position, the underwriters will consider, among other things, the price of warrants available for purchase in the open market as compared to the price at which they may purchase warrants through the overallotment option. Transactions to close out the covered syndicate short position involve either purchases of warrants in the open market after the distribution has been completed or the exercise of the overallotment option. The underwriters may also make “naked” short sales of warrants in excess of the overallotment option. The underwriters must close out any naked short position by purchasing warrants in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of warrants in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of warrants in the open market while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when [    ] repurchases warrants originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of warrants. They may also cause the price of warrants to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the [    ], or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our portion of the total expenses of this offering, excluding the underwriting discounts, will be approximately $[•].

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters. The representative may agree to allocate a number of warrants to underwriters for sale to their online brokerage account holders. The representative will allocate warrants to underwriters that may make Internet distributions on the same basis as other allocations. In addition, warrants may be sold by the underwriters to securities dealers who resell warrants to online brokerage account holders.

Certain underwriters may perform investment banking and advisory services for us, our investment adviser and our affiliates from time to time, for which they receive customary fees and expenses. Certain underwriters may, from time to time, engage in transactions with or perform services for us, our investment adviser and our affiliates in the ordinary course of business.

[Additional Underwriter Compensation

[to be provided as applicable]]

The principal business address of [    ] is [    ].

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of warrants described in this prospectus supplement or the accompanying prospectus may not be made to the public in that relevant member state other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;
•	to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or
•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of warrants shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the warrants to be offered so as to enable an investor to decide to purchase or subscribe for the warrants, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in the relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

The sellers of the warrants have not authorized and do not authorize the making of any offer of warrants through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the warrants as contemplated in this prospectus supplement and the accompanying prospectus. Accordingly, no purchaser of the warrants, other than the underwriters, is authorized to make any further offer of the warrants on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and the accompanying prospectus and their respective contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus supplement nor the accompanying prospectus nor any other offering material relating to the warrants described in this prospectus supplement and the accompanying prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The warrants have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor the accompanying prospectus nor any other offering material relating to the warrants has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or
•	used in connection with any offer for subscription or sale of the warrants to the public in France.

Such offers, sales and distributions will be made in France only:

•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;
•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or
•	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The warrants may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The warrants may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the warrants may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to warrants which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The warrants offered in this prospectus supplement and the accompanying prospectus have not been registered under the Securities and Exchange Law of Japan. The warrants have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

Neither this prospectus supplement nor the accompanying prospectus have been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the warrants may not be circulated or distributed, nor may the warrants be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the warrants are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;
•	where no consideration is or will be given for the transfer; or
•	where the transfer is by operation of law.

[INCLUDE OTHER JURISDICTIONS AS APPROPRIATE]

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Sutherland Asbill & Brennan LLP, Washington, DC. Certain legal matters in connection with the offering will be passed upon for the underwriters by [•].

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audited financial statements included in the accompanying prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants located at 150 Almaden Blvd, Suite 600, San Jose, CA 95113, upon the authority of said firm as experts in giving said report.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form N-2, together with all amendments and related exhibits, under the Securities Act, with respect to our warrants offered by this prospectus supplement and the accompanying prospectus. The registration statement contains additional information about us and our shares of warrants being offered by this prospectus supplement and the accompanying prospectus.

We file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. You may inspect and copy these reports, proxy statements and other information, as well as the registration statement and related exhibits and schedules, at the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC which are available on the SEC’s website at http://www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing to the SEC’s Public Reference Section, Washington, D.C. 20549. This information will also be available free of charge by contacting us at GSV Capital Corp., 2925 Woodside Road, Woodside, CA 94062, by telephone at (650) 235-4769, or on our website at http://www.gsvcap.com.

$[•]

GSV Capital Corp.

Warrants

PRELIMINARY PROSPECTUS SUPPLEMENT

[•], 2014